UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: March 7, 2016

Ormat Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

001-32347

(Commission File Number)

Delaware (State of Incorporation)	No. 88-0326081 (I.R.S. Employer Identification No.)

6225 Neil Road, Reno, Nevada (Address of Principal Executive Offices)	89511 (Zip Code)

(775) 356-9029
(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01     Other Events.

Signatures

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.	Other Events.

On March 7, 2016, Doron Blachar, Chief Financial Officer of Ormat Technologies, Inc. (the “Corporation”), adopted a stock trading plan in accordance with the guidelines specified in Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Corporation’s insider trading policy. Mr. Blachar’s trading plan was adopted as part of his long-term financial planning. Under the trading plan, Mr. Blachar may sell up to 70,000 shares of common stock of the Corporation, which represent approximately 53% of his equity holdings (including options) in the Company. Sales under the trading plan will take place between April 6, 2016 and October 1, 2016, are subject to certain minimum price conditions and maximum sale volume limitations and will be reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ormat Technologies, Inc.

By	/s/ Isaac Angel
Name:	Isaac Angel
Title:	Chief Executive Officer

Date: March 10, 2016

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